Exhibit 10.1
FIRST AMENDMENT TO
THE MEN’S WEARHOUSE, INC. EMPLOYEE STOCK PLAN
THIS AGREEMENT is made by The Men’s Wearhouse, Inc. (the “Sponsor”),
WITNESSETH:
     WHEREAS, the Sponsor has executed the amendment and restatement effective January 1, 2003, of the plan known as “The Men’s Wearhouse, Inc. Employee Stock Plan” (the “Plan”);
     WHEREAS the Sponsor has retained the right in Section 13.01 of the Plan to amend the Plan; and
     WHEREAS, the Sponsor desires to amend the Plan to comply with the automatic rollover requirements imposed by section 401(a)(31) of the Internal Revenue Code of 1986, as amended, effective as of March 28, 2005;
     NOW, THEREFORE, the Sponsor agrees that, effective for distributions on and after March 28, 2005, Sections 6.09 and 6.10 of the Plan are completely amended to provide as follows:
     6.09 Immediate Payment of Small Amount Upon Separation From Service. This Section 6.09 applies notwithstanding any other provision of the Plan other than Section 6.11. Each Member or former Member whose Nonforfeitable Interest in his Account balance at the time of a distribution to him on account of his Separation From Service is, in the aggregate, less than or equal to $5,000.00 but greater than $1,000.00, shall be paid as soon as administratively practicable in the form of an immediate single sum payment in shares of Company Stock with respect to amounts invested in Company Stock that exceed $200.00 or in cash and/or as a Direct Rollover, as elected by him under Section 6.11, or in an Automatic Rollover. Each Member or former Member whose Nonforfeitable Interest in his Account balance at the time of a distribution to him on account of his Separation From Service is, in the aggregate, less than or equal to $1,000.00 but greater than $200.00, shall be paid as soon as administratively practicable in the form of an immediate single sum payment in shares of Company Stock with respect to amounts invested in Company Stock that exceed $200.00 or in cash and/or as a Direct Rollover, as elected by him under Section 6.11. Each Member or former Member whose Nonforfeitable Interest in his Account balance at the time of a distribution to him on account of his Separation From Service is, in the aggregate, less than or equal to $200.00, shall be paid as soon as administratively practicable in the form of an immediate single sum cash payment. If a Member’s or former Member’s Nonforfeitable Interest in his Account balance payable upon his Separation From Service is zero (because he has no Nonforfeitable Interest in his Account balance), he will be deemed to have received an immediate distribution of his entire Nonforfeitable Interest in his Account balance.

     If a Member or former Member who is subject to this Section 6.09 and whose Plan benefit is less than or equal to $5,000.00 but greater than $1,000.00 does not furnish instructions in accordance with Plan procedures to receive an immediate single sum payment in shares of Company Stock or in cash and/or as a Direct Rollover within 45 days after he has been given distribution election forms, his entire Plan benefit will be paid in an Automatic Rollover. If a Member or former Member who is subject to this Section 6.09 and whose Plan benefit is less than or equal to $1,000.00 but greater than $200.00 does not furnish instructions in accordance with Plan procedures to directly roll over his Plan benefit within 45 days after he has been given distribution election forms, he will be deemed to have elected to receive an immediate single sum cash payment of his entire Plan benefit. The term “Automatic Rollover” shall mean a distribution in cash made by the Plan in a direct rollover to an individual retirement plan designated by the Sponsor for the Member or former Member.
     6.10 Forms of Payment Available. A distribution from the Plan shall be made in the form of cash or, if the amounts invested in Company Stock exceed $200.00, in shares of Company Stock as elected by the Member, former Member or his Beneficiary. No fractional shares of Company Stock will be distributed from the Plan.

     IN WITNESS WHEREOF, the Sponsor has executed this Agreement this 12th day of December, 2005.

THE MEN’S WEARHOUSE, INC.
By:	/s/ CLAUDIA A. PRUITT
Title:	Vice President, Treasurer and
Assistant Secretary